Exhibit 99.1

EnerSys Acquires Chinese Battery Business

Reading, PA, July 26, 2006/PRNewswire-FirstCall - EnerSys (NYSE:ENS), the world’s largest manufacturer, marketer and distributor of industrial batteries, announced today that it has entered into a definitive agreement to purchase the assets of Chaozhou Xuntong Power Source Company Limited (CFT), a sealed lead acid battery business located in Chaozhou, China. The closing of the transaction is subject to customary conditions.

CFT is a manufacturer of large 2 volt valve regulated lead acid batteries for reserve power applications and has been a valued supplier to EnerSys. EnerSys will continue to operate the business and plans to rapidly expand production to meet increasing customer demand for these products.

“We are excited about this acquisition since we are currently unable to meet our customers’ demand for these products. This acquisition coupled with other on going investments in our Chinese operations will allow us to increase our production capacity to support an additional $30 million in sales annually,” said John D. Craig, chairman, president and CEO of EnerSys. “It will also allow us to continue our strategy of expanding production in lower cost regions while allowing us to effectively utilize our world class global distribution network.”

Caution Concerning Forward-Looking Statements

This press release (and oral statements made regarding the subjects of this release) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, (i) statements regarding EnerSys’ plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning; and (ii) statements about the benefits of the CFT transaction, including any impact on financial and operating results and estimates, and any impact on EnerSys’ market position that may be realized from the investment.

These forward-looking statements are based upon management’s current beliefs or expectations and are inherently subject to significant business, economic, and competitive uncertainties and contingencies many of which are beyond our control. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (1) our ability to successfully integrate and expand the CFT business; (2) the possibility that EnerSys may not realize revenue benefits from the CFT investment within expected time frames; (3) operating costs and business disruption following the CFT investment, including possible adverse effects on relationships with employees, may be greater than expected; and (4) competition may adversely affect the acquired business and result in customer loss. EnerSys does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date such forward-looking statement is made.

For more information, contact Richard Zuidema, executive vice president, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800-538-3627; Website: http://www.enersys.com.

About EnerSys: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at http://www.enersys.com.